Exhibit 4.1

EXECUTION COPY

AMENDMENT NO. 1

Dated as of December 23, 2025

to

CREDIT AGREEMENT

Dated as of July 10, 2025

THIS AMENDMENT NO. 1 (this “Amendment”) is made as of December 23, 2025 by and among Modine Manufacturing Company, a Wisconsin corporation (the “Company”), Airedale International Air Conditioning Limited (together with the Company, the “Borrowers”), the Lenders party hereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders (the “Administrative Agent”), under that certain Sixth Amended and Restated Credit Agreement dated as of July 10, 2025, by and among the Borrowers and other Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Loan Parties have requested that the Required Lenders agree to make certain modifications to the Credit Agreement; and

WHEREAS, the Loan Parties, the Lenders party hereto and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.

1.Amendments to the Credit Agreement.  Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below (such date, the “Amendment Effective Date”) the parties hereto agree that the Credit Agreement is hereby amended as follows (the Credit Agreement as so amended, the “Amended Credit Agreement”):

(a)Pursuant to Section 9.02(b) of the Credit Agreement:

(i)Section 2.20 of the Credit Agreement is amended to delete the reference to “does not exceed $300,000,000” appearing therein and to replace such reference with “does not exceed $250,000,000”.

(ii)Schedule 2.01 to the Credit Agreement is hereby amended and restated in its entirety in the form of Schedule 2.01 attached as Annex A hereto.

(b)Pursuant to Section 9.02(f) of the Credit Agreement, Section 2.19 of the Credit Agreement is amended to add the following immediately after clause (v) in the first sentence of clause (b)

thereof and prior to the period at the end of such sentence:

, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender is reasonably acceptable to the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Banks and the Swingline Lenders) and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts)

2.Conditions of Effectiveness.  This Amendment shall become effective as of the first date on which each of the following conditions shall have been satisfied:

(a)The Administrative Agent (or its counsel) shall have received either (A) counterparts of this Amendment duly executed by each of the Borrowers, the Required Lenders and the Administrative Agent or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or electronic transmission of an executed signature page of this Amendment) that such parties have executed counterparts of this Amendment.

(b)The Administrative Agent (or its counsel) shall have received either (i) counterparts of the Consent and Reaffirmation attached as Annex B hereto duly executed by each of the Guarantors or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or electronic transmission of an executed signature page of such Consent and Reaffirmation) that such parties have executed counterparts of such Consent and Reaffirmation.

(c)The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment Effective Date) of (i) FisherBroyles, LLP, special counsel for the Loan Parties and (ii) Eversheds Sutherland (International) LLP, special English counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent and covering such matters relating to the Loan Parties, this Amendment, the Amended Credit Agreement or the Transactions as the Administrative Agent shall reasonably request.  The Company hereby requests such counsels to deliver such opinions.

(d)The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing (or the equivalent) of the Borrowers and the other Loan Parties, the authorization of the Transactions and any other legal matters relating to the Borrowers and the other Loan Parties, the Loan Documents or the Transactions, and such other certificates, documents, instruments and agreements as may be reasonably requested by the Administrative Agent’s counsel, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(e)The Administrative Agent shall have received a certificate, dated the Amendment

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Effective Date and signed by the President, a Vice President or any other Authorized Officer of the Company, certifying compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement.

(f)The Administrative Agent shall have received for the account of each Lender participating in the increase to the Revolving Commitments pursuant to this Amendment that delivers its executed signature page to this Amendment by no later than the date and time specified by the Administrative Agent (in consultation with the Company), an upfront fee in respect of its incremental Revolving Commitment in an amount equal to the applicable amount previously disclosed to the Lenders (and established by the Administrative Agent in consultation with the Company).

(g)The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced (in reasonable detail) at least one (1) Business Day prior to the Amendment Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company pursuant to the terms of the Amended Credit Agreement.

The Administrative Agent shall notify the Company and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.

3.Representations and Warranties of the Borrowers.  Each Borrower hereby represents and warrants to the Lenders on the Amendment Effective Date as follows:

(a)Each of this Amendment and the Amended Credit Agreement constitutes a valid and binding agreement of such Borrower enforceable against such Borrower in accordance with its terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally.

(b)As of the date hereof and immediately after giving effect to the terms of this Amendment, (i) no Default has occurred and is continuing and (ii) the representations and warranties of the Borrowers set forth in the Amended Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier contained therein), or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date.

4.Confirmation of Guarantees.  The Company, by its execution of this Amendment, hereby confirms and ratifies that all of its obligations under Article X of the Amended Credit Agreement shall continue in full force and effect for the benefit of the Administrative Agent and the Lenders with respect to the Amended Credit Agreement.

5.Reference to and Effect on the Credit Agreement.

(a)From and after the effectiveness of the amendment to the Credit Agreement evidenced hereby, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Amended Credit Agreement, shall, unless the context otherwise requires, refer to the Amended Credit Agreement, and the term “Credit Agreement”, as used in the other Loan Documents, shall mean the Amended Credit Agreement.

(b)Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

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(c)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d)This Amendment shall be a Loan Document.

6.Governing Law; Jurisdiction.  This Amendment shall be construed in accordance with and governed by the law of the State of New York.  Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the  Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment or any Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Amendment or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Amendment or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

7.Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8.Counterparts.  This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures (as defined below), electronic deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

MODINE MANUFACTURING COMPANY,
as the Company

By:	/s/ Michael B. Lucareli
Name: Michael B. Lucareli
Title: Executive Vice President, Chief Financial Officer

Signature Page to Amendment No. 1 to

Sixth Amended and Restated Credit Agreement dated as of July 10, 2025

Modine Manufacturing Company

AIREDALE INTERNATIONAL AIR CONDITIONING LIMITED,
as a Subsidiary Borrower

By:	/s/ Eric McGinnis
Name: Eric McGinnis
Title: Director

Signature Page to Amendment No. 1 to

Sixth Amended and Restated Credit Agreement dated as of July 10, 2025

Modine Manufacturing Company

JPMORGAN CHASE BANK, N.A.,
individually as a Lender, as Collateral Agent and as Administrative Agent

By:	/s/ Maximo Bauer
Name: Maximo Bauer
Title: Vice President

Signature Page to Amendment No. 1 to

Sixth Amended and Restated Credit Agreement dated as of July 10, 2025

Modine Manufacturing Company

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Mary Ann Hawley
Name: Mary Ann Hawley
Title: Vice President

Signature Page to Amendment No. 1 to

Sixth Amended and Restated Credit Agreement dated as of July 10, 2025

Modine Manufacturing Company

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Brian P. Fox
Name: Brian P. Fox
Title: Senior Vice President

Signature Page to Amendment No. 1 to

Sixth Amended and Restated Credit Agreement dated as of July 10, 2025

Modine Manufacturing Company

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Thomas L. Carroll
Name: Thomas L Carroll
Title: Senior Vice President

Signature Page to Amendment No. 1 to

Sixth Amended and Restated Credit Agreement dated as of July 10, 2025

Modine Manufacturing Company

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Jacqueline Panos
Name: Jacqueline Panos
Title: Vice President

Signature Page to Amendment No. 1 to

Sixth Amended and Restated Credit Agreement dated as of July 10, 2025

Modine Manufacturing Company

ASSOCIATED BANK, N.A.,
as a Lender

By:	/s/ Daniel Holzhauer
Name: Daniel Holzhauer
Title: Senior Vice President

Signature Page to Amendment No. 1 to

Sixth Amended and Restated Credit Agreement dated as of July 10, 2025

Modine Manufacturing Company

CITY NATIONAL BANK
as a Lender

By:	/s/ Louis Serio
Name: Louis Serio
Title: SVP

Signature Page to Amendment No. 1 to

Sixth Amended and Restated Credit Agreement dated as of July 10, 2025

Modine Manufacturing Company

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Charlene Saldanha
Name: Charlene Saldanha
Title: Director

Signature Page to Amendment No. 1 to

Sixth Amended and Restated Credit Agreement dated as of July 10, 2025

Modine Manufacturing Company

BANK OF MONTREAL,
as a Lender

By:	/s/ Mark Czarnecki
Name: Mark Czarnecki
Title: Senior Vice President

Signature Page to Amendment No. 1 to

Sixth Amended and Restated Credit Agreement dated as of July 10, 2025

Modine Manufacturing Company

COMERICA BANK,
as a Lender

By:	/s/ John Lascody
Name: John Lascody
Title: Senior Vice President

Signature Page to Amendment No. 1 to

Sixth Amended and Restated Credit Agreement dated as of July 10, 2025

Modine Manufacturing Company

ANNEX A

SCHEDULE 2.01

COMMITMENTS

LENDER	REVOLVING COMMITMENT	TERM LOAN COMMITMENT

JPMORGAN CHASE BANK, N.A.	$71,166,666.66	$25,333,333.34

U.S. BANK NATIONAL ASSOCIATION	$71,166,666.67	$25,333,333.33

KEYBANK NATIONAL ASSOCIATION	$71,166,666.67	$25,333,333.33

Bank of America, N.A.	$71,166,666.67	$25,333,333.33

PNC BANK, NATIONAL ASSOCIATION	$71,166,666.67	$25,333,333.33

Associated Bank, N.A.	$59,583,333.33	$21,666,666.67

City National Bank	$59,583,333.33	$21,666,666.67

Barclays Bank plc	$27,500,000.00	$10,000,000.00

Bank of Montreal	$27,500,000.00	$10,000,000.00

Comerica Bank	$20,000,000.00	$10,000,000.00

AGGREGATE COMMITMENTS	$550,000,000.00	$200,000,000.00

ANNEX B

Consent and Reaffirmation

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 1 to Sixth Amended and Restated Credit Agreement, dated as of July 10, 2025, by and among Modine Manufacturing Company, a Wisconsin corporation (the “Company”), Airedale International Air Conditioning Limited (together with the Company, the “Borrowers”), the Lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders (the “Administrative Agent”) (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), which Amendment No. 1 is dated as of December 23, 2025 and is by and among the Borrowers, the financial institutions listed on the signature pages thereof and the Administrative Agent (the “Amendment”).  Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement as amended by the Amendment (the “Amended Credit Agreement”).  Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Guaranty and any other Loan Document executed by it and acknowledges and agrees that the Guaranty and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed.  All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Amended Credit Agreement and as the same may from time to time hereafter be amended, restated, supplemented and/or otherwise modified.

Dated December 23, 2025

[Signature Page Follows]

IN WITNESS WHEREOF, this Consent and Reaffirmation has been duly executed and delivered as of the day and year above written.

MODINE CIS HOLDING INC.

By:	/s/ Kathleen T. Powers
Name: Kathleen T. Powers
Title: Treasurer

MODINE GRENADA LLC

By:	/s/ Scott C. Reaume
Name: Scott C. Reaume
Title: Treasurer

Signature Page to Consent and Reaffirmation to Amendment No. 1 to

Sixth Amended and Restated Credit Agreement dated as of July 10, 2025

Modine Manufacturing Company